Exhibit 10.2

Certain information marked as [****] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

DATED June 5th , 2024

BITMAIN TECHNOLOGIES DELAWARE LIMITED

(“BITMAIN”)

and

Cipher Mining Infrastructure LLC

(“PURCHASER”)

SUPPLEMENTAL AGREEMENT TO

FUTURE SALES AND PURCHASE AGREEMENT (ANTMINER T21)

relating to the purchase of Hash Super Computing Server, T21

Dated December 16th, 2023

BM Ref: SALES-20240602-01

THIS SUPPLEMENTAL AGREEMENT (the “Supplemental Agreement”) is made on June 5th , 2024.

BETWEEN:

(1)
BITMAIN TECHNOLOGIES DELAWARE LIMITED, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 6096946) (“BITMAIN”); and
(2)
Cipher Mining Infrastructure LLC, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 93-4777486) (“Purchaser”).

(together the “Parties” and each a “Party”).

RECITALS

(A)
BITMAIN and the Purchaser have entered into a Future Sales and Purchase Agreement (ANTMINER T21) (BM Ref: T21-XS-00120231216005) dated December 16th, 2023 (the “Original Agreement”) in respect of HASH Super Computing Servers (Model: T21) of a reference quantity of 37,396 to be delivered in April 2025 with an estimated total purchase price of US$99,473,360.00.
(B)
As of the date hereof, none of the Products under the Original Agreement has been executed and delivered.
(C)
The Parties wish to enter into this Supplemental Agreement regarding certain amendments to the Original Agreement. Unless the context otherwise requires, terms defined in the Original Agreement shall have the same meaning in this Supplemental Agreement.

IT IS AGREED AS FOLLOWS:

1.
Amendments to certain definitions and interpretations. The Parties hereby agree that the following definitions set forth in Clause 1.1 used in the Original Agreement shall be deleted in their entirety and replaced as per below:

“Quantity of the Products” means 30,364, being the quotient of the Contracted Hashrate divided by Rated Hashrate per Unit as set forth in Appendix A, excluding any Forward Deliverables pursuant to Appendix C, which is for reference only and shall not be deemed as any representation, warranty or covenant made by BITMAIN. The Quantity of the Products shall be automatically adjusted in accordance with the change (if any) of the Rated Hashrate per Unit of the delivered Products.

“Total Purchase Price” means US$134,287,826.40, being the product of Purchase Unit Price multiplied by the Contracted Hashrate.

2.
Amendments to paragraphs 1.1, 1.2, 1.3 and 3.1 of Appendix A of the Original Agreement. The Parties hereby agree that paragraphs 1.1, 1.2, 1.3 and 3.1 of Appendix A of the Original Agreement shall be deleted in their entirety and replaced as per below:

“1. Information of Products.

1.1 The specifications of the Products are as follows:

Type	Details
Product Name	HASH Super Computing Server
Model	S21 Pro
Rated Hashrate per Unit, T	234.00 ±10%
Rated power per Unit, W	3,510.00
J/T	15.00
Contracted Hashrate, T	7,105,176.00
Quantity of the Products	30,364
Description
1.
BITMAIN undertakes that the error range of the J/T indicator does not exceed 10%.
2.
The Rated Hashrate per Unit and rated power per unit are for reference only and such indicator of each batch or unit of Products may differ. BITMAIN makes no representation on the Rated Hashrate per Unit and/or the rated power per unit of any Products.
3.
Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators; provided that the parameters of the delivered Products are within the error range set forth above.

1.2 It is estimated that each batch of Products shall be purchased and delivered in accordance with the following arrangements:

Batch	Model	Shipping Period	Reference Quantity	Total Rated Hashrate (T)	Purchase Unit Price (US$/T)	Corresponding Total Purchase Price (US$)
1	S21 Pro	September 2024	15,182	3,552,588	18.90	67,143,913.20
2	S21 Pro	October 2024	15,182	3,552,588	18.90	67,143,913.20
In Total			30,364	7,105,176		134,287,826.40

1.3 Total Purchase Price (tax exclusive): US$134,287,826.40(exclusive of Call Purchase Fee, Call Purchase Price).

3. Payment of the Total Purchase Price

3.1 BITMAIN’s BANK ACCOUNT info:

Company Name: Bitmain Technologies Limited

Company address: 11/F., Wheelock House, 20 Pedder Street, Central, Hong Kong

Account No.: [****]

Bank Code: [****]

Bank Name: [****]

Bank Address: [****]

SWIFT Code: [****]

3.
Amendments to Appendix B of the Original Agreement. The Parties hereby agree that Appendix B of the Original Agreement shall be deleted in its entirety and replaced as per below:

Payment	Payment Percentage	Payment Date
Initial Down Payment	-

US$ 9,947,336.00 (“Initial Down Payment”) has been paid by the Purchaser through its affiliate, Cipher Mining Technologies Inc. (“CMTI”) on December 12, 2023 as “Earnest Money” for the Products, pursuant to the Letter of Intent for Bulk Purchase entered by and between BITMAIN DEVELOPMENT PTE. LTD. (“BITMAIN DEVELOPMENT”) and CMTI, executed by CMTI on December 8, 2023 and by BITMAIN DEVELOPMENT on December 12, 2023.

Down Payment	20% minus the Initial Down Payment	20% of the Total Purchase Price of all batches of Products hereunder minus the Initial Down Payment shall be paid by the Purchaser within seven (7) days after the execution of this Agreement
Interim Payment	30%	30% of the Total Purchase Price of each batch of Products shall be paid by the Purchaser at least one (1) month prior to the first day of the Shipping Period of such batch of Products
Interim Payment	30%	30% of the Total Purchase Price of each batch of Products shall be paid by the Purchaser at least seven (7) days prior to the first day of the Shipping Period of such batch of Products.
Balance Payment	20%

20% of the Total Purchase Price of each batch of Products shall be paid by the Purchaser within nine (9) months of the delivery date specified in the Ready-to-Ship Notification for such batch of Products.

4.
Amendments to paragraph 1.1 of Appendix C of the Original Agreement. The Parties hereby agree that paragraph 1.1 of Appendix C of the Original Agreement shall be deleted in its entirety and replaced as per below:

1.1 Right to Purchase. Subject to the terms and conditions of this Agreement, at any time during the period from the date of this Agreement to December 31, 2024 (the “Call Option Period”), the Purchaser shall have the right (the “Call Option”), but not the obligation, to purchase, in whole or in part, additional Products having the same or better specifications listed in the table below (the “Forward Deliverables”) at the Call Purchase Price (as defined below) in one or more transactions, which may be done in more than one batch in non-consecutive months. The maximum rated hashrate of the Forward Deliverables if exercising the Call Option in full shall be 8,684,140 T with a total purchase price of US$ 121,577,960 (“Call Purchase Price”), representing US$ 14 per T and full unit price of US$ 2,660 per unit, and the maximum quantity of Forward Deliverables shall be approximately 45,706 units.

Type	Details
Product Name	HASH Super Computing Server
Model	T21
Rated Hashrate per Unit, T/s	190.00
Rated Power per Unit, W	3,610.00
J/T	19.00
Description

1. BITMAIN undertakes that the error range of the J/T indicator does not exceed 10%.

2. The Rated Hashrate per Unit and Rated Power per Unit are for reference only and such indicator of each batch or unit of Products may differ. BITMAIN makes no representation on the Rated Hashrate per Unit and/or the Rated Power per Unit of any Products.

3. Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators; provided that the parameters of the delivered Products are within the error range set forth above.

5.
For the avoidance of doubt, except as set out in this Supplemental Agreement, the provisions of the Original Agreement shall not otherwise be affected by this Supplemental Agreement and shall remain in full force and effect. In the event of discrepancies between this Supplemental Agreement and the Original Agreement, the provisions of this Supplemental Agreement shall prevail.

6.
Further Assurance. At all times after the date of this Supplemental Agreement, each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by the other parties for giving full effect to this Supplemental Agreement.
7.
Except as modified by this Supplemental Agreement, Clauses 1 to 25 of the Original Agreement apply mutatis mutandis to this Supplemental Agreement.

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IN WITNESS whereof this Supplemental Agreement has been duly executed by the undersigned on the date first above written.

EXECUTED BY:

BITMAIN TECHNOLOGIES DELAWARE LIMITED

By: /s/ Cheng Ran

Name: Cheng Ran

Title: Director

EXECUTED BY:

Cipher Mining Infrastructure LLC

By: /s/ William Iwaschuk

Name: William Iwaschuk

Title: Co-President and Chief Legal Officer